Exhibit 99.1

Anworth Reports Second Quarter 2017 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--August 2, 2017--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the second quarter ended June 30, 2017.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net income to common stockholders and comprehensive income for the three months ended June 30, 2017 (dollar amounts in thousands):

	Three Months Ended
	June 30, 2017
	(unaudited)
		Per
		Weighted
Earnings	Earnings	Share
Core Earnings	$12,118	$0.13
GAAP net income to common stockholders	$8,072	$0.08
Comprehensive income	$14,558	$0.15

Core Earnings is a non-GAAP financial measure which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures” near the end of this earnings release. Comprehensive income is shown on the consolidated statements of comprehensive income included in this earnings release.

Portfolio

At June 30, 2017, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	June 30, 2017		December 31, 2016
	Dollar Amount	Percentage	Dollar Amount	Percentage
Agency MBS:
ARMS and hybrid ARMs	$2,469,865	40.6%	$2,926,204	49.4%
Fixed-rate Agency MBS	1,447,189	23.8%	998,989	16.8%
TBA Agency MBS	772,710	12.7%	606,008	10.2%
Total Agency MBS	$4,689,764	77.1%	$4,531,201	76.4%
Non-Agency MBS	690,654	11.3%	641,246	10.8%
Residential mortgage loans(1)	695,255	11.4%	744,462	12.6%
Residential real estate	14,186	0.2%	14,262	0.2%
Total Portfolio	$6,089,859	100.0%	$5,931,171	100.0%
Total Assets(2)	$6,144,833		$6,001,784
_________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.
(2)	Includes TBA Agency MBS.

Agency MBS

At June 30, 2017, the allocation of the Company’s agency mortgage-backed securities, or Agency MBS, was approximately 53% adjustable-rate and hybrid adjustable-rate Agency MBS, 31% fixed-rate Agency MBS and 16% fixed-rate TBA Agency MBS as detailed below (dollar amounts in thousands):

June 30,
2017

Fair value of Agency MBS and TBA Agency MBS	$4,689,764
Adjustable-rate Agency MBS coupon reset (less than 1 year)	31%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	2%
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	7%
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	4%
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	1%
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	8%
Total adjustable-rate Agency MBS	53%
15-year fixed-rate TBA Agency MBS	16%
15-year fixed-rate Agency MBS	21%
20-year and 30-year fixed-rate Agency MBS	10%
Total MBS	100%

At June 30, 2017, the key metrics of the Company’s Agency MBS portfolio were as follows (dollar amounts in thousands):

June 30,
2017
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	3.25%
Hybrid adjustable-rate Agency MBS	2.43
15-year fixed-rate Agency MBS	2.60
15-year fixed-rate TBA Agency MBS	2.93
20-year and 30-year fixed-rate Agency MBS	4.06
Total Agency MBS:	2.94%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.86%
Hybrid adjustable-rate Agency MBS	102.79
15-year fixed-rate Agency MBS	102.83
15-year fixed-rate TBA Agency MBS	102.72
20-year and 30-year fixed-rate Agency MBS	103.53
Total Agency MBS:	102.87%
Average asset yield (weighted average coupon divided by average amortized cost)	2.86%
Unamortized premium	$108.2 million
Unamortized premium as a percentage of par value	2.87%
Premium amortization expense on Agency MBS for the second quarter 2017	$8.8 million

June 30,
2017
Constant prepayment rate (CPR) of Agency MBS	22%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	26%
Weighted average term to next interest rate reset on Agency MBS	23 months

Non-Agency MBS

Our Non-Agency MBS were either issued before 2008 or were recently issued and collateralized by currently non-performing residential mortgage loans that were originated before 2008. The following table summarizes the Company’s Non-Agency MBS at June 30, 2017 (dollar amounts in thousands):

			Weighted Average
	Fair	Current	Amortized
Mortgage Loan Type	Value	Principal	Cost	Coupon	Yield

Prime	$45,845	$54,635	81.42%	4.77%	5.89%
Alt-A	512,789	642,186	77.47%	5.52%	5.52%
Subprime	21,915	22,368	89.61%	3.88%	5.43%
Non-performing	101,470	101,307	99.21%	4.85%	5.64%
Agency Risk Transfer	8,635	11,000	72.56%	3.75%	6.42%
Total Non-Agency MBS	$690,654	$831,496	80.67%	5.32%	5.57%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans held-for-investment at June 30, 2017 (in thousands):

Residential mortgage loans held-for-investment	$695,255
Asset-backed securities issued by securitization trusts	$685,888
Retained interest in loans held in securitization trust	$9,367

Residential Real Estate

At June 30, 2017, Anworth Properties, Inc. owned 88 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $14.2 million.

MBS Portfolio Financing and Leverage

	June 30, 2017
	Agency	Non-Agency	Total
	MBS	MBS	MBS
	(dollar amounts in thousands)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,460,000	$442,453	$3,902,453
Average interest rate	1.20%	2.65%	1.36%
Average maturity	27 days	17 days	26 days
Average interest rate after adjusting for interest rate swaps			1.57%
Average maturity after adjusting for interest rate swaps			524 days

At June 30, 2017, the Company’s leverage multiple was 5.3x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 6.4x at June 30, 2017.

Interest Rate Swaps and Eurodollar Futures Contracts

At June 30, 2017, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms:

	June 30, 2017
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years

Less than 12 months	$535,000	0.91%	6	0.5
1 year to 2 years	100,000	1.00	16	1.3
2 years to 3 years	366,000	1.48	30	2.5
3 years to 4 years	150,000	1.44	41	3.4
4 years to 5 years	165,000	2.29	51	4.3
5 years to 7 years	420,000	2.73	69	5.8
7 years to 10 years	100,000	2.00	86	7.2
	$1,836,000	1.67%	37	3.1

At June 30, 2017, the Company did not have any Eurodollar Futures Contracts.

Effective Net Interest Rate Spread

June 30,
2017
Average asset yield, including TBA dollar roll income	3.03%
Effective cost of funds	1.81
Effective net interest rate spread	1.22%

Certain components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On June 15, 2017, the Company declared a quarterly common stock dividend of $0.15 per share for the second quarter ended June 30, 2017. Based upon the closing price of $6.01 on June 30, 2017, the annualized dividend yield on the Company’s common stock at June 30, 2017 was 10%.

Book Value Per Common Share

At June 30, 2017, the Company’s book value was $6.04 per share of common stock, which was a decrease of $0.05 from $6.09 in the prior quarter.

The $0.15 quarterly dividend and the $0.05 decrease in book value per share resulted in a return on equity to common stockholders of 1.64% for the quarter ended June 30, 2017.

Stock Transactions

During the quarter ended June 30, 2017, the Company issued an aggregate of 896,645 shares of its Series C Preferred Stock under its At Market Issuance Sales Agreements, which provided net proceeds to the Company of approximately $22.1 million.

Subsequent Events

From July 3, 2017 through August 1, 2017, the Company issued an aggregate of 65,388 shares of its Series C Preferred Stock at a weighted average price of $25.08 per share, resulting in net proceeds to us of approximately $1.62 million.

Conference Call

The Company will host a conference call on Thursday, August 3, 2017 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its second quarter 2017 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on August 3, 2017. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10110943. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30,	December 31,
	2017	2016
		(audited)
ASSETS
Agency MBS at fair value (including $3,690,344 and $3,707,062 pledged to counterparties at June 30, 2017 and December 31, 2016, respectively)	$3,917,054	$3,925,193
Non-Agency MBS at fair value (including $558,995 and $525,169 pledged to counterparties at June 30, 2017 and December 31, 2016, respectively)	690,654	641,246
Residential mortgage loans held-for-investment(1)	695,255	744,462
Residential real estate	14,186	14,262
Cash and cash equivalents	16,633	31,031
Restricted cash	10,787	12,390
Interest and dividends receivable	16,864	16,203
Derivative instruments at fair value	7,273	8,192
Prepaid expenses and other	3,417	2,797
Total Assets	$5,372,123	$5,395,776
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$11,516	$11,850
Repurchase agreements	3,902,453	3,911,015
Asset-backed securities issued by securitization trusts(1)	685,888	728,683
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	23,604	34,302
Dividends payable on preferred stock	1,956	1,660
Dividends payable on common stock	14,625	14,358
Payables for MBS purchased	339	-
Accrued expenses and other	1,936	1,506
Total Liabilities	$4,679,697	$4,740,754
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($15,632 and $25,241, respectively); 625 and 1,010 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	$14,806	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($39,500 and $12,146, respectively); 1,580 and 486 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	38,240	11,321
Common Stock: par value $0.01 per share; authorized 200,000 shares, 97,498 shares issued and outstanding at June 30, 2017 and 95,718 shares issued and outstanding at December 31, 2016, respectively	975	957
Additional paid-in capital	976,482	966,714
Accumulated other comprehensive income consisting of unrealized gains and losses	25,640	8,648
Accumulated deficit	(410,254)	(403,079)
Total Stockholders' Equity	$677,620	$631,098
Total Liabilities and Stockholders' Equity	$5,372,123	$5,395,776
_____________
(1)	The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At June 30, 2017 and December 31, 2016, total assets of the consolidated VIEs were $698 million and $747 million, respectively (including accrued interest receivable of $2.3 million and $2.5 million, respectively), and total liabilities were $688 million and $731 million, respectively (including accrued interest payable of $2.2 million and $2.4 million, respectively).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest and other income:
Interest-Agency MBS	$15,771	$10,690	$32,873	$31,455
Interest-Non-Agency MBS	9,738	9,137	19,306	18,418
Interest-residential mortgage loans	7,060	9,111	14,411	18,424
Other interest income	31	12	58	24
	32,600	28,950	66,648	68,321
Interest Expense:
Interest expense on repurchase agreements	11,421	8,960	21,832	18,358
Interest expense on asset-backed securities	6,892	8,414	13,966	17,013
Interest expense on junior subordinated notes	401	354	785	700
	18,714	17,728	36,583	36,071
Net interest income	13,886	11,222	30,065	32,250
Operating Expenses:
Management fee to related party	(1,876)	(1,970)	(3,697)	(4,014)
General and administrative expenses	(1,315)	(1,690)	(2,798)	(3,259)
Total operating expenses	(3,191)	(3,660)	(6,495)	(7,273)
Other income (loss):
Income-rental properties	451	428	900	838
Gain (loss) on sales of MBS	176	-	108	(3,239)
Impairment charge on Non-Agency MBS	(905)	-	(1,637)	-
Unrealized gain on Agency MBS held as trading investments	4,101	-	4,222	-
Gain on sales of residential mortgage loans held-for-investment	-	33	378	33
Loss on derivatives, net	(4,422)	(9,385)	(2,044)	(44,228)
Recovery on Non-Agency MBS	1	1	1	2
Total other income (loss)	(598)	(8,923)	1,928	(46,594)
Net income (loss)	$10,097	$(1,361)	$25,498	$(21,617)
Dividends on preferred stock	(2,025)	(1,636)	(3,780)	(3,272)
Net income (loss) to common stockholders	$8,072	$(2,997)	$21,718	$(24,889)
Basic earnings (loss) per common share	$0.08	$(0.03)	$0.23	$(0.26)
Diluted earnings (loss) per common share	$0.08	$(0.03)	$0.22	$(0.26)
Basic weighted average number of shares outstanding	95,696	96,355	95,701	97,030
Diluted weighted average number of shares outstanding	100,590	96,355	100,567	97,030

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss)	$10,097	$(1,361)	$25,498	$(21,617)
Available-for-sale Agency MBS, fair value adjustment	(4,746)	13,080	(2,411)	37,465
Reclassification adjustment for (gain) loss on sales of Agency MBS included in net income	(176)	-	(108)	3,239
Available-for-sale Non-Agency MBS, fair value adjustment	8,819	6,952	18,333	(15,381)
Unrealized gains on swap agreements	450	1,565	990	4,934
Reclassification adjustment for interest expense on swap agreements included in net income	114	106	188	308
Other comprehensive income	4,461	21,703	16,992	30,565
Comprehensive income	$14,558	$20,342	$42,490	$8,948

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the quarter ended June 30, 2017 to “Core Earnings” for the same period. Core Earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the quarter ended June 30, 2017 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for an impairment charge on Non-Agency MBS is more reflective of current Core Earnings, as this charge represents future loss expectations;
  the exclusion of the dividend paid on the Series C Preferred stock issued during the 2nd quarter 2017 is more reflective of current Core earnings and consequently, more meaningful to the comparability of results with prior quarters. The dividend on the Series C preferred stock is paid to all shares outstanding as of the record date regardless of when the shares were issued during the quarter and is included in the determination of net income to common stockholders for the quarter while the earnings from the funds raised from the issuance of these shares will not be fully recognized until future quarters; and
  the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended June 30, 2017. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	June 30, 2017
	Amount	Per Share
	(in thousands)
Net income to common stockholders	$8,072	$0.08
Adjustments to derive core earnings:
Gain on sales of MBS	(176)	—
Impairment charge on Non-Agency MBS(1)	905	0.01
Unrealized gain on Agency MBS held as trading investments	(4,101)	(0.04)
Loss on derivatives - interest rate swaps, net	5,960	0.06
Gain on derivatives-TBA Agency MBS, net	(1,552)	(0.01)
Loss on derivatives-Eurodollar Futures Contracts	14	—
Recovery on Non-Agency MBS	(1)	—
Amortization of other comprehensive income on de-designated swaps(2)	114	—
Periodic net settlement on interest rate Swaps after de-designation(3)	(1,865)	(0.02)
Gain from expiration of Eurodollar Futures Contracts	390	0.01
Dollar roll income on TBA Agency MBS(4)	2,645	0.03
Premium amortization on Agency MBS	8,811	0.09
Paydown expense(5)	(7,366)	(0.08)
Dividend on Series C Preferred Stock issued in the second quarter(6)	268	—
Core earnings	$12,118	$0.13
Basic weighted average number of shares outstanding	95,696
_____________
(1)	Impairment charge on Non-Agency MBS represents the amount charged against current GAAP earnings when future loss expectations exceed previously existing loss expectations. When future loss expectations become less than previously existing loss expectations, the difference would be amortized into earnings over the life of the security.
(2)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.
(3)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Gain on interest rate swaps, net.”
(4)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain (loss) on derivatives, net” that is shown on the Company’s statements of operations.
(5)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(6)	The amount of the dividend exclusion was adjusted from the time we issued the shares to the end of the quarter.

Effective Net Interest Rate Spread

	Three Months Ended
	June 30, 2017
		Annualized
	Amount	Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$32,600	2.66%
Income-rental properties	451	0.03%
Dollar roll income on TBA Agency MBS(1)	2,645	0.22%
Premium amortization on Agency MBS	8,811	0.72%
Paydown expense on Agency MBS(2)	(7,366)	-0.60%
Total interest and other income and average asset yield, including TBA dollar roll income	$37,141	3.03%
Effective Cost of Funds:
Total interest expense	$18,714	1.67%
Periodic net settlement on interest rate Swaps after de-designation(3)	1,865	0.17%
Amortization of other comprehensive income on de-designated Swaps(4)	114	-
Gain from expiration of Eurodollar Futures Contracts	(390)	-0.03%
Effective total interest expense and effective cost of funds	$20,303	1.81%
Effective net interest rate spread		1.22%
Average earning assets	$4,909,323
Average borrowings	$4,478,511
_____________
(1)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain (loss) on derivatives, net” that is shown on the Company’s statements of operations.
(2)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(3)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Gain on interest rate swaps, net.”
(4)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com